SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a party other than the Registrant [  ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ]   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                   Swank, Inc.
                 -----------------------------------------------
                (Name of Registrant as Specified in Its Charter)


                 -----------------------------------------------
                   (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

         1)  Title of each class of securities to which transaction applies:

             ------------------------------------------------------------------

         2)  Aggregate number of securities to which transaction applies:

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         3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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


         4)  Proposed maximum aggregate value of transaction:

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         5)  Total fee paid:

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[ ]          Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
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         1)  Amount Previously Paid:

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         4)  Date Filed:

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                                       -2-

SWANK, INC. 6 Hazel Street, Attleboro, Massachusetts 02703

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

         The 1997 Annual Meeting of Stockholders of SWANK, INC. (the "Company") will be held at the Company's offices at 6 Hazel Street, Attleboro, Massachusetts, on April 24, 1997 at 11:00 o'clock A.M. local time, for the purpose of considering and acting upon the following:

          1. The election of two (2) Class II directors to serve on the Company's Board of Directors;

          2. The approval of the appointment of Coopers & Lybrand L. L. P. as the independent accountants of the Company for the year 1997; and

          3. The transaction of such other business as may properly come before the meeting.

         Only holders of record of Common Stock at the close of business on February 27, 1997 will be entitled to notice of, and to vote at, the meeting or any adjournment thereof.

                                 By Order of the Board of Directors

                                 Christopher F. Wolf,
                                 Secretary




Dated: March 24,1997

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT EXPECT TO BE PRESENT, PLEASE DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY TO THE COMPANY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.

SWANK, INC. 6 Hazel Street, Attleboro, Massachusetts 02703

PROXY STATEMENT
1997 ANNUAL MEETING OF STOCKHOLDERS
APRIL 24, 1997

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of SWANK, INC. (the "Company") of proxies in the form enclosed for use at the Company's 1997 Annual Meeting of Stockholders (the "Meeting") which will be held on the date, at the time and place and for the purposes set forth in the foregoing notice, and at any adjournment or postponement thereof. Any stockholder giving a proxy has the power to revoke the same at any time before it is voted. All expenses in connection with the solicitation of proxies will be borne by the Company. Proxies may be solicited by certain officers and employees of the Company by mail, telephone, telecopier, telegraph or personal interview.

         The outstanding voting securities of the Company at the close of business on February 27,1997, the record date for the determination of stockholders entitled to notice of and to vote at the Meeting, consisted of 16,509,523 shares of Common Stock, $.10 par value per share ("Common Stock"), each of which is entitled to one vote. A majority of the outstanding shares entitled to vote, present in person or by proxy, constitutes a quorum for the purposes of the Meeting. This Proxy Statement and the accompanying form of proxy will be mailed or otherwise furnished on or about March 24, 1997 to all stockholders of record at the close of business on February 27,1997.

OWNERSHIP OF VOTING SECURITIES

         The following table sets forth information as of February 27, 1997 with respect to each person (including any "group" of persons as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) who is known to the Company to be the beneficial owner of more than 5% of the Common
Stock:

--------------------------------------------------------------------------------

                Name and             Amount and
                Address of           Nature of             Percent
Title of        Beneficial           Beneficial            of
Class           Owner                Ownership             Class
--------------------------------------------------------------------------------
Common Stock    The New Swank, Inc.  10,204,456(1)(2)      61.8%
                Retirement Plan
                90 Park Avenue
                New York, NY 10016

Common Stock    Marshall Tulin       4,416,376(3)(4)      26.4%
                90 Park Avenue
                New York, NY 10016

Common Stock    John Tulin            3,958,839(3)(5)     23.7%
                90 Park Avenue
                New York, NY 10016

Common Stock    Raymond Vise          3,566,254(3)(6)     21.6%
                6 El Paseo
                Irvine, CA 92715
--------------------------------------------------------------------------------
(1) The Company has merged its Employee Stock Ownership Plan No. 1 ("ESOP I"), Employee Stock Ownership Plan No. 2 ("ESOP II") and Savings Plan into one plan, The New Swank, Inc. Retirement Plan (the "Retirement Plan"). This amount includes (a) 6,659,608 shares of Common Stock allocated to participants' ESOP I accounts in the Retirement Plan and as to which such participants may direct the trustees of the Retirement Plan as to voting on all matters, (b) an additional 183,723 shares of Common Stock allocated to participants' ESOP I accounts in the Retirement Plan as to which such participants may direct the trustees, as described below, as to voting on certain significant corporate events such as mergers, consolidations, recapitalizations, reclassifications, liquidations, dissolutions or sales of substantially all of a trade or business of the Company (collectively, "Significant Corporate Events"), and (c) an additional 87,353 of such shares allocated to the accounts of former employees, subject to forfeiture, and able to be voted by the trustees on all matters on which stockholders may vote.

(2) This amount also includes 2,624,840 shares of Common Stock allocated to participants' ESOP II accounts in the Retirement Plan as to which participants may direct the trustees as to voting only on Significant Corporate Events and as to which the trustees may vote on all other matters in their discretion. Shares allocated to ESOP II accounts as to which no voting instructions are received are required to be voted in the same proportion as shares allocated to ESOP II accounts as to which voting instructions are received. This amount also includes 648,932 shares held in the 401(k) accounts under the Retirement Plan, as to which participants may direct the trustees as to voting on all matters and may be disposed of in the discretion of the trustees.

(3) The trustees of the Retirement Plan are Marshall Tulin, Chairman of the Board and a director of the Company, John A. Tulin, President and a director of the Company and Raymond Vise, a director of the Company. This amount includes
(a) allocated shares held in ESOP I accounts as to which the trustees have sole voting power (see footnote 1 above), (b) 87,353 shares of Common Stock allocated to the accounts of former employees but voted by the trustees (see footnote 1 above), (c) 2,624,840 shares held in ESOP II accounts as to which the trustees have sole voting power (see footnote 2 above) and (d) 648,932 shares held in the 401(k) accounts (see footnote 2 above).

(4) This amount includes 343,022 shares owned by Mr. Tulin's wife. Mr. Tulin disclaims beneficial ownership of these shares. This amount also includes 211,209 shares which Mr. Tulin has the right to acquire within 60 days through the exercise of stock options granted under the Company's 1981 Stock Option Plan (the "1981 Plan") and its 1987 Incentive Stock Option Plan (the "1987 Plan") (collectively, the "Plans").

(5) This amount includes 3,180 shares owned by Mr. Tulin's wife and 7,000 shares held by her as custodian for a child. Mr. Tulin disclaims beneficial ownership of these shares. This amount also includes 192,209 shares which Mr. Tulin has the right to acquire within 60 days through the exercise of stock options granted under the Plans.

(6) This amount includes 15,000 shares which Mr. Vise has the right to acquire within 60 days through the exercise of stock options granted under the 1994 Non-Employee Director Stock Option Plan (the "1994 Plan").

           The following table sets forth information at February 27,1997 with respect to the beneficial ownership of the Company's Common Stock by (a) each director and each nominee for election as a director of the Company, (b) each executive officer named in the Summary Compensation Table and (c) all directors and executive officers of the Company as a group (13 persons). Unless otherwise indicated, each person named below and each person in the group named below has sole voting and investment power with respect to the shares of Common Stock indicated as beneficially owned by such person or such group.

                          Amount and Nature of           Percent of
Beneficial Owner           Beneficial Ownership          Class
--------------------------------------------------------------------------------
Mark Abramowitz                      17,600 (1)          Less than 1%
John J. Macht                        10,000 (1)          Less than 1%
James Tulin                         252,089 (2)                  1.5%
John Tulin                        3,958,839 (3)                 23.7%
Marshall Tulin                    4,416,376 (4)                 26.4%
Raymond Vise                      3,566,254 (5)                 21.6%
Lewis Valenti                       232,071 (6)                  1.4%
Eric P. Luft                         65,646 (7)          Less than 1%
All directors and executive
officers as a group (13 persons)  6,082,628 (8)                 34.3%
--------------------------------------------------------------------------------

(1) Includes 15,000 and 10,000 shares which Mssrs. Abramowitz and Macht, respectively, have the right to acquire within 60 days through the exercise of stock options.

(2) Includes 184,325 shares which Mr. Tulin has the right to acquire within 60 days through the exercise of stock options granted under the Plans, an aggregate of 428 shares held by his children and an aggregate of 67,336 shares of Common Stock allocated to his ESOP I account and 401(k) account under the Retirement Plan.

(3) This amount includes the shares referred to in footnotes 3 and 5 to the first table above under "Ownership of Voting Securities."

(4) This amount includes the shares referred to in footnotes 3 and 4 to the first table above under "Ownership of Voting Securities."

(5) This amount includes the shares referred to in footnote 3 and 6 to the first table above under "Ownership of Voting Securities."

(6) This amount includes 171,825 shares which Mr. Valenti has the right to acquire within 60 days through the exercise of stock options granted under the Plans and an aggregate of 60,246 shares of Common Stock allocated to his ESOP I account and 401(k) account under the Retirement Plan.

(7) This amount includes 15,000 shares which Mr. Luft has the right to acquire within 60 days through the exercise of stock options granted under the Plans and an aggregate of 50,646 shares of Common Stock allocated to his ESOP I account and 401(k) account under the Retirement Plan.

(8) This amount includes the shares referred to in footnote 3 to the first table above under "Ownership of Voting Securities." This amount also includes 1,235,400 shares of Common Stock which directors and executive officers as a group have the right to acquire within 60 days through the exercise of stock options granted under the Plans and the 1994 Plan.

           Pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, officers, directors and holders of more than 10% of the outstanding shares of Common Stock are required to file periodic reports of their ownership of, and transactions involving, the Common Stock with the Securities and Exchange Commission. Based solely on its review of copies of such reports received by the Company or written repre-sentations from certain reporting persons that no Form 5 was required for those persons, the Company believes that its reporting persons have complied with all
Section 16 filing requirements applicable to them with respect to the Company's fiscal year ended December 31, 1996. The Company is not aware of any filing delinquencies from prior fiscal years.

I. NOMINEES FOR ELECTION AS DIRECTORS

         The Company's By-laws divide the Board of Directors into three classes, designated as Class I, Class II and Class Ill, with each class to be as nearly equal in number as possible. At each annual meeting of stockholders, directors are elected for a term of three years to succeed those in the class whose terms expire at such annual meeting.

         At the Meeting, stockholders will elect two Class II directors to serve for a term of three years, until the annual meeting of stockholders in the year 2000 and until the election and qualification of their respective successors. Unless otherwise indicated thereon, all proxies received will be voted in favor of the election of the nominees for election as directors. Should any of the nominees not remain a candidate at the time of the annual meeting (a situation which is not now anticipated), proxies solicited hereunder will be voted in favor of those nominees who do remain as candidates and may be voted for any substitute nominees. The affirmative vote of a plurality of votes cast at the annual meeting is required to elect directors.

         The following sets forth certain information about each nominee for election as a director of the Company and each director whose term of office will continue after the annual meeting, including his principal occupation or employment.

Nominees:

John J. Macht - Class II

         Mr. Macht, who is 60 years old , has been President of The Macht Group, a marketing and retail consulting firm, since July 1992. From April 1991 until July 1992 Mr. Macht served as Senior Vice President of Jordan Marsh department stores, a division of Federated Department Stores. Mr. Macht became a director in December 1995.

John Tulin (1) - Class II

         Mr. Tulin, who is 50 years old, is President of the Company. He joined the Company in 1971. He was elected a Vice President in 1974, a Senior Vice President in 1979, Executive Vice President in 1982 and President on October 24,1995. Mr Tulin became a director in 1975.

Directors whose term of office will continue after the annual meeting:

Marshall Tulin (1) - Class III

         Mr. Tulin, who is 79 years old, is Chairman of the Board of the Company. He joined the Company in 1940, was elected a Vice President in 1954, President in 1957 and Chairman of the Board on October 24, 1995. Mr. Tulin became a director in 1956.

Raymond Vise (1)(2)(3) - CLASS III

         Mr. Vise, who is 75 years old, served as Senior Vice President of the Company for more than five years prior to his retirement in 1987. Mr. Vise became a director in 1963.

Mark Abramowitz (2)(3) - CLASS I

         Mr. Abramowitz, who is 61 years old, has been a partner in the law firm of Parker Chapin Flattau & Klimpl, LLP for more than the past five years. The firm is general counsel to the Company. Mr. Abramowitz became a director in 1987.

James Tulin (1) - CLASS I

         Mr. Tulin, who is 46 years old, is a Senior Vice President of the Company. He joined the Company in 1974, became a Regional Sales Manager in 1978 and was elected a Vice President in 1985 and a Senior Vice President in 1986. Mr. Tulin became a director in 1985.

(1) Member of the Executive Committee of the Board.

(2) Member of the Audit Committee of the Board. There were 3 meetings of this committee during the last fiscal year. This committee reviews the Company's financial statements with the independent accountants prior to their submission to the Board, recommends to the Board the appointment of the independent accountants, reviews the performance and scope of services to be provided by the independent accountants and reviews the adequacy of internal accounting procedures and controls.

(3) Member of the Executive Compensation Committee of the Board. There was I meeting of this committee during the last fiscal year. This committee recommends the annual compensation, including bonuses, for the 3 executive officers of the Company who are also directors, each of whom has an employment agreement with the Company (see "Remuneration and Related Matters"), and for the Company's Chief FinanciaL Officer.

         There were 6 meetings of the Board during the last fiscal year. Each of the directors attended at least 75% of the aggregate of all such Board meetings and all meetings held by committees of the Board on which he served. The Company does not have any nominating or similar committee.

         There are no family relationships among any of the persons listed above or among any of such persons and any of the other executive officers of the Company, except that James Tulin and John Tulin are sons of Marshall Tulin.

REMUNERATION AND RELATED MATTERS

         The following table sets forth certain summary information concerning compensation during the fiscal year ended December 31, 1996 with respect to the Company's Chief Executive Officer and each of the other

4 most highly compensated executive officers of the Company:

--------------------------------------------------------------------------------
                       I. SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------
                                     ANNUAL
                                  COMPENSATION
--------------------------------------------------------------------------------
                                                    OTHER        ALL
NAME AND                                            ANNUAL       OTHER
PRINCIPAL                                           COMPEN-      COMPEN-
POSITION             YEAR      SALARY      BONUS    SATION(6)    SATION(9)
--------------------------------------------------------------------------------
Marshall Tulin (1)   1996     $360,000    $  -0-                 $ 7,442
  Chairman of        1995      360,000       -0-                     462
  the Board          1994      360,000     250,000                18,489

John Tulin (2)       1996      220,000     50,000   $36,461(7)     7,442
  President, Chief   1995      220,000       -0-     36,188(7)       462
  Executive Officer  1994      220,000    185,000                 18,189

Lewis Valenti (3)    1996      160,000    121,328                  8,372
  Senior Vice        1995      125,000    194,676                  2,262
  President          1994       80,000    294,110                 17,789

Eric P. Luft (4)     1996      130,000    150,004                  8,372
  Senior Vice        1995      135,000    110,352                  2,262
  President          1994      135,000    172,527                 16,089

James Tulin (5)      1996      190,000     40,000     41,217(8)     7,442
  Senior Vice        1995      190,000      -0-       43,598(8)      462
  President          1994      190,000    165,000                 15,989
--------------------------------------------------------------------------------
(1) Mr. Tulin has an employment agreement with the Company which terminates on June 30, 1998 providing for a salary at the rate of $360,000 per annum.

(2) Mr. Tulin has an employment agreement with the Company which terminates on December 31,1998 providing for a salary at the rate (commencing February 1, 1997) of $300,000 per annum.

(3) The bonus amounts shown for Lewis Valenti include sales commissions in the amounts of $96,328, $139,214 and $234,110 for the years 1996,1995 and 1994, respectively.

(4) The bonus amounts shown for Eric P. Luft include sales commissions in the amounts of $120,004, $110,352, and $107,527 for the years 1996,1995 and 1994, respectively.

(5) Mr. Tulin has an employment agreement with the Company which terminates on December 31,1998 providing for a salary at the rate (commencing February 1, 1997) of $240,000 per annum.

(6) Except as set forth for John Julin and James Tulin, perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of reported annual salary and bonus for any of the executive officers named in the "Summary Compensation Table".

(7) These amounts include, for 1996, automobile lease payments of $18,927 and a travel allowance of $9,000, and for 1995, automobile lease payments of $18,929 and a travel allowance of $9,450.

(8) This amount includes automobile lease payments of $17,394 in each of 1996 and 1995 and a travel allowance of $10,800 in 1996 and $14,500 in 1995.

(9) The amounts set forth for 1996, 1995 and 1994 represent allocations under certain benefit plans of the Company as follows:

--------------------------------------------------------------------------
                            RETIREMENT PLAN            DEFERRED
                   -------------------------------      COMPEN-
                    ESOP I      ESOP II    401(K)       SATION
                   ACCOUNTS    ACCOUNTS   ACCOUNTS       PLAN       TOTAL
--------------------------------------------------------------------------
1996
----
Marshall Tulin      $7,262      $ 30       $ 150                   $ 7,442
John Tulin           7,262        30         150                     7,442
Lewis Valenti        7,262        60       1,050                     8,372
Eric P. Luft         7,262        30       1,050                     8,372
James Tulin          7,262        30         150                     7,442

1995
----
Marshall Tulin       $ 359      $ 53        $ 50                     $ 462
John Tulin             359        53          50                       462
Lewis Valenti          359        53          50       $ 1,800       2,262
Eric P. Luft           359        53          50         1,800       2,262
James Tulin            359        53                                   462

1994
----
Marshall Tulin       4,836       153                    13,500      18,489
John Tulin           4,836       153                    13,200      18,189
Lewis Valenti        4,836       153       1,800        11,000      17,789
Eric P. Luft         4,836       153       1,800         9,300      16,089
James Tulin          4,836       153                    11,000      15,989
--------------------------------------------------------------------------

     Each director who is not also an employee of, or counsel or a consultant to, the Company receives a fee of $2,000 per meeting of the Board and of committees of the Board attended by him. In addition, pursuant to the terms of the 1994 Plan, each director who is not also an employee of the Company or any subsidiary of the Company in office immediately following each annual meeting of stockholders at which directors are elected will, effective on the date such annual meeting is held, automatically be granted an option to purchase 5,000 shares of Common Stock. During the fiscal year ended December 31, 1996, Messrs. Abramowitz, Macht and Vise were each granted an option to purchase 5,000 shares of Common Stock at an exercise price per share of $.875, the fair market value per share of Common Stock on the date of the grant. In addition, the Company and John J. Macht are parties to an agreement pursuant to which Mr. Macht is entitled to receive Compensation based on net sales of products under license agreements entered into between the Company and licensors originally introduced to the Company by Mr. Macht. Aggregate compensation during fiscal 1996 earned by Mr. Macht under this arrangement was $8,487.

     Robert Tulin (who is the brother of Marshall Tulin and uncle of John Tulin and James Tulin) was employed by the Company during 1996. Robert Tulin is the director of advertising and is responsible for coordinating the production of the Company's merchandise catalogs. Aggregate Compensation paid Robert Tulin by the Company for services rendered during 1996 amounted to $90,000.

     The Company has entered into termination agreements with Messrs Marshall Tulin John Tulin,

Lewis Valenti, Eric P. Luft and James Tulin which expire on December 31, 1998. In the event of a change in control (as defined in such agreements) of the Company during the term of such agreements followed by a significant change in the duties, powers or conditions of employment of any such officer, the officer may within 2 years thereafter terminate his employment and receive a lump sum payment equal to 2.99 times such officer's "base amount" (as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code")).

     In 1983 the Company terminated its pension plans covering salaried employees and salesmen and purchased annuities from the assets of those plans to provide for the payment (commencing at age 62) of accrued benefits of those employees who were not entitled to or did not elect to receive lump sum payments. The accrued annual benefits for Messrs. John Tulin, Lewis Valenti and James Tulin are $13,116, $12,731, and $10,407, respectively.

     During the Company's fiscal year ended December 31, 1996, no stock options were granted to or exercised by any executive officers named in the Summary Compensation Table. The following table sets forth certain information with respect to the number and value of unexercised options held by such executive officers as of December 31,1996:

                       1996 FISCAL YEAR END OPTION VALUES

                    Number of
                    Securities            Value of
                    Underlying            Unexercised
                    Unexercised           In-the-Money
                    Options at            Options at
                    FY-End (#)            FY-End ($)
                    Exercisable/          Exercisable/
Name                Unexercisable         Unexercisable
----                -------------         -------------
Marshall Tulin       211,209 / 0           0 / 0
John Tulin           192,209 / 0           0 / 0
Lewis Valenti        171,825 / 0           0 / 0
Eric P. Luft          15,000 / 0           0 / 0
James Tulin          184,325 / 0           0 / 0

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Executive Compensation Committee consists of Raymond Vise, a former Senior Vice President of the Company, and Mark Abramowitz. The members of the Company's Stock Option Committee and the Company's Incentive Share Committee are Mr. John J. Macht and Mr. Vise. Until his death on June 1, 1996, William B. MacLeod also served as a member of the Executive Compensation Committee, the Stock Option Committee and the Incentive Share Committee. Ronald Vise (who is the son of Raymond Vise) was employed by the Company during 1996 as a commissioned salesman. Aggregate compensation paid to Ronald Vise for services rendered during 1996 amounted to $159,896. Mark Abramowitz is a partner in the law firm of Parker Chapin Flattau & Klimpl, LLP, which is retained by the Company to provide legal services.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph shall not be incorporated by reference into any such filings.


REPORT OF BOARD AND COMPENSATION COMMITTEES

     The Executive Compensation Committee of the Board of Directors, which is comprised of two non-employee directors of the Company, determines, to the extent not fixed pursuant to the terms of applicable employment agreements, the compensation (other than through the grant of stock options) of the Chief Executive Officer, other employee members of the Board of Directors, and the Company's Chief Financial Officer. The entire Board of Directors is responsible for developing executive compensation policies for the Company's other executive officers. The Stock Option Committee, which is comprised of two non-employee directors, administers the Company's 1981 Plan and 1987 Plan. The Incentive Share Committee, which is comprised of two non-employee directors, administers the Company's Incentive Share Plan (the "Incentive Plan").

     The main objectives of the Company's executive compensation structure include rewarding individuals for their respective contributions to the Company's performance, providing executive officers with a stake in the long-term success of the Company and providing compensation programs and policies that will attract and retain qualified executive personnel. Historically, the members of the Board of Directors and the Executive Compensation, Stock Option and Incentive Share Committees have chosen to achieve these objectives through salary increases, bonuses under the Company's incentive compensation program, contractual protections against changes in or loss of employment in case of a change of control of the Company and periodic stock option grants.

     The Board of Directors and the Executive Compensation, Stock Option and Incentive Share Committees believe that their deliberations should include, among other things, due consideration to the performance of the Company, as well as compensation levels in competing companies, individual contributions and the executives' respective lengths of service with the Company. The salary of John Tulin, President and Chief Executive Officer of the Company, was fixed in fiscal 1996 pursuant to the terms of an employment agreement. The Executive Compensation Committee of the Board of Directors, however, awarded Mr. Tulin a bonus of $50,000 for the fiscal year ended December 31, 1996. In determining to grant Mr. Tulin a bonus, the Executive Compensation Committee particularly noted the Company's significantly improved operating results in fiscal 1996, which was reflected in net income of $1,299,000 ($ 08 per share) during that fiscal year, compared with a fiscal 1995 loss of $8,944,000 ($.55 per share), as well as Mr. Tulin's central role in the completion of a new three year financing arrangement with the Company's bank lenders and in the implementation of continuing programs to reduce overhead and improve asset management.

     Compensation through the periodic grant of stock options under the Company's stock option plans is intended to coordinate executives' and stockholders' long-term interests by creating a direct link between a portion of executive compensation and increases in the price of Common Stock and the long-term success of the Company. No stock options were granted to any named executive officer of the Company during fiscal 1996.

        BOARD               EXECUTIVE             STOCK OPTION
        OF                  COMPENSATION          AND INCENTIVE
        DIRECTORS           COMMITTEE             SHARE COMMITTEES
        ---------           ---------             ----------------
        Mark Abramowitz     Mark Abramowitz       John J. Macht
        John J. Macht       Raymond Vise          Raymond Vise
        James Tulin
        John Tulin
        Marshall Tulin
        Raymond Vise


PERFORMANCE GRAPH


                         COMPARISON OF 5 YEAR CUMULATIVE
                       TOTAL RETURN OF COMPANY, PEER GROUP
                                AND BROAD MARKET















                    ASSUMES $100 INVESTED ON JANUARY 1, 1992
                           ASSUMES DIVIDEND REINVESTED
                      FISCAL YEAR ENDING DECEMBER 31, 1996


     The peer group includes companies that compete with the Company in one or more of its product categories as well as companies in similar industries. The peer group includes: Jaclyn, Inc., Comforce Corp. (formerly The Lori Corporation) and Salant Corp.

Note: The stock price performance shown on the graph above is not necessarily indicative of future price performance.

II. APPROVAL OF INDEPENDENT ACCOUNTANTS

     There will also be brought up for consideration at the Meeting the approval of the appointment of accountants to perform the annual audit for the fiscal year ending December 31, 1997, Subject to the action of the stockholders at the Meeting, the Board has appointed the firm of Coopers & Lybrand L.L.P., certified public accountants, as the independent accountants to audit the financial statements of the Company for the current fiscal year. They have been the Company's accountants since 1952. The board recommends their approval. A representative of Coopers & Lybrand L.L,P. is expected to be present at the Meeting. Such representative will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

STOCKHOLDER PROPOSALS

     In order to be included in the proxy materials for the 1998 Annual Meeting of Stockholders of the Company, stockholder proposals must be received by the Company on or before November 25,1997.

GENERAL

     The accompanying proxy will be voted as specified by stockholders. If no specification is made, it is intended that the proxy will be voted FOR the election of directors and FOR the approval of the appointment of Coopers & Lybrand L.L,P, as the independent accountants of the Company.

     Shares of Common Stock that are voted to abstain and broker non-votes will be considered present at the Meeting in determining the presence of a quorum. Shares abstaining with respect to any matter will be considered entitled to vote and cast with respect to that matter. Shares subject to broker non-votes with respect to any matter will not be considered entitled to vote with respect to such matter.

     The Board does not know of any other matter to be brought before the meeting. If any other matters are properly brought before the meeting, the persons named in the enclosed proxy intend to vote such proxy in accordance with their best judgment on such matters.


                                     By Order of the Board of Directors



                                     Christopher F. Wolf
                                     Secretary


                                     March 24, 1997

--------------------------------------------------------------------------------

                                   SWANK, INC.

                 6 HAZEL STREET, ATTLEBORO, MASSACHUSETTS 02703
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints Marshall Tulin and John Tulin, and each of them, with full power of substitution, the attorneys and proxies of the undersigned, to attend the 1997 Annual Meeting of Stockholders of SWANK, INC. (the "Company") to be held at the Company's offices at 6 Hazel Street, Attleboro, Massachusetts 02703, on April 24, 1997 at 11:00 A.M. local time, and all adjournments thereof, to vote all shares of Common Stock of the Company which the undersigned may be entitled to vote upon the following matters:

                   (PLEASE SIGN AND DATE ON THE REVERSE SIDE)

--------------------------------------------------------------------------------

        Please mark your
A  [X]  votes as in this
        example.



                  FOR                  WITHHOLD       NOMINEES: John J. Macht
        (except as indicated to       AUTHORITY
          the contrary below)        TO VOTE FOR                John Tulin

1. Election of two
   (2) Class II     [ ]                 [ ]
   directors to
   serve on the Company's Board of Directors:
For, except vote withheld from the following nominees(s)

_________________________________________________________

                                                           FOR  AGAINST  ABSTAIN
2. The approval of the appointment of Coopers &            [ ]    [ ]      [ ]
   Lybrand L.L.P. as the independent
   accountants of the Company for the year
   1997; and


3. The transaction of such other business as may properly come before the meeting.

UNLESS OTHERWISE INDICATED, THE PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR, "FOR" ITEM 2 AND WITH DISCRETION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT EXPECT TO BE PRESENT, PLEASE DATE AND SIGN THIS FORM OF PROXY AND RETURN IT PROMPTLY TO THE COMPANY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.


SIGNATURE___________________ DATE_____ SIGNATURE__________________ DATE_________
                                           (SIGNATURE IF HELD JOINTLY)

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
     When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give full title as such.